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                                 Exhibit (h)(65)

   Amended Schedule A to the Form of Shareholder Services Agreement (Class S
    Shares) between One Group Mutual Funds and various service organizations

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                                   Schedule A
                                     to the
                         Shareholder Services Agreement
                         Between One Group Mutual Funds
                                       and

                    _______________________________________
                             (Service Organization)

                                      FUNDS

Money Market Funds
One Group Institutional Prime Money Market Fund - Class S Shares
One Group Treasury Only Money Market Fund - Class S Shares
One Group Government Money Market Fund - Class S Shares
One Group Institutional Tax-Free Money Market Fund - Class S Shares One Group Institutional Prime Plus Money Market Fund - Class S Shares


Accepted and Agreed to:


One Group Mutual Funds                       ___________________________________
                                                (Service Organization)

By:________________________________          By:________________________________

Date:______________________________          Date:______________________________